Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305 (B) (2)

THE BANK OF NOVA SCOTIA TRUST

COMPANY OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5691211
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. employer Identification number)

One Liberty Plaza New York, N.Y.	10006
(Address of principal executive office)	(Zip Code)

N/A

Name, address and telephone number of agent for service

Compton Petroleum Finance Corporation*

(Exact name of obligor as specified in its charter)

Canada

(State or other jurisdiction of incorporation or organization)

N/A

(I.R.S. employer identification no.)

4300 Bankers Hall West

888-3rd Street S.W.

Calgary, AB, Canada (Address of principal executive offices)	T2P 5C5 (Postal Code)

10% Senior Notes due 2017

(Title of the indenture securities)

The following is a list of parent and subsidiary guarantors of the obligor’s 10% Senior Notes due 2017 and are additional registrants. The mailing address for each of the additional registrants listed below is Suite 500, Bankers Court, 850 – 2nd Street S.W., Calgary Alberta, Canada T2P 0R8.

*Table of Additional Registrants

Name of Guarantor as Specified in Charter	Parent or Subsidiary Guarantor	Jurisdiction of Incorporation	Employer Identification Number

Compton Petroleum Corporation	Parent Guarantor	Alberta, Canada	N/A

Compton Petroleum (Partnership)	Subsidiary Guarantor	Alberta, Canada	N/A

Compton Petroleum Holdings Corporation	Subsidiary Guarantor	Alberta, Canada	N/A

Hornet Energy Ltd.	Subsidiary Guarantor	Alberta, Canada	N/A

Item 1.	General Information
Furnish the following information as to the trustee:
(a) Name and address of each examining or supervising authority to which it is subject.
Board of Governors of the Federal Reserve System
Washington, D.C.

State of New York Banking Department
State House, Albany, N.Y.

(b) Whether it is authorized to exercise corporate trust powers.
The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliation with the Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
The obligor is not an affiliate of the Trustee.

Item 3.	Voting securities of the Trustee.
None.

Item 4.	Trusteeships under other indentures.
(a) The Bank of Nova Scotia Trust Company of New York serves as indenture trustee for the 7 5/8 Senior Notes due 2013 (“Old Notes”) issued pursuant to that certain indenture dated November 22, 2005, as supplemented on April 11, 2008 (the “Old Indenture”).

(b) In accordance with Section 192 of the Canada Business Corporations Act, the Plan of Arrangement, as amended, as described in the obligor’s Management Proxy Circular, dated July 23, 2010, and the Support Agreement, dated September 14, 2010, as described in the press releases issued by the Parent Guarantor on September 14, 2010 and September 17, 2010, will effectively cancel the Old Indenture and the Old Notes issued thereunder concurrently through the issuance of (i) cash; (ii) 10% mandatory convertible notes due September 15, 2011 and/or (iii) 10% senior notes due 2017, issued by the obligor under a separate indenture to which this Form T-1 applies.

Item 5.	Interlocking directorates and similar relationships with the obligor or underwriters.
None.

Item 6.	Voting securities of the trustee owned by the obligor or its officials.
None.

Item 7.	Voting Securities of the trustee owned by the underwriters or their officials.
None.

Item 8.	Securities of the obligor owned or held by the trustee.
None.

Item 9.	Securities of underwriters owned or held by the trustee.
None.

Item 10.	Ownership or holdings by the trustee of the voting securities of certain affiliates or security holders of the obligor.
None.

Item 11.	Ownership or holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.
None.

Item 12.	Indebtedness of the Obligor to the Trustee.
None.

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Item 13.	Defaults by the Obligor.
(a) None.

(b) Section 4.10(a)(2) of the Old Indenture requires that the obligor not consummate, nor permit any of its Restricted Subsidiaries to consummate, an Asset Sale unless it delivers an Officers’ Certificate to the Trustee setting forth the Fair Market Value of the assets sold (the “Officers’ Certificate”), accompanied, for Asset Sales in excess of $15 million, by a resolution of the obligor’s Board of Directors determining that the consideration received is at least equal to Fair Market Value of the assets sold (“BOD Resolution”). While the obligor has provided annual certifications to the Trustee setting forth the Fair Market Value received in connection with Asset Sales, such certifications were not delivered prior to consummation of such Asset Sales and were not accompanied by the BOD Resolution. Failure to comply with the requirement to deliver an Officers’ Certificate and BOD Resolution prior to the time of an asset sale may constitute an Event of Default that is continuing under the Old Indenture. In accordance with Section 192 of the Canada Business Corporations Act, the Plan of Arrangement, as amended, as described in the obligor’s Management Proxy Circular, dated July 23, 2010, and the Support Agreement, dated September 14, 2010, as described in the press releases issued by the Parent Guarantor on September 14, 2010 and September 17, 2010, will effectively cancel the Old Indenture and the Old Notes issued thereunder concurrently through the issuance of (i) cash; (ii) 10% mandatory convertible notes due September 15, 2011 and/or (iii) 10% senior notes due 2017, issued by the obligor under a separate indenture, to which this Form T-1 applies.

Item 14.	Affiliate of the Underwriters.
None.

Item 15.	Foreign Trustee.
Not applicable.

Item 16.	List of Exhibits.
List below all exhibits filed as part of this statement of eligibility.

Exhibit 1-	Copy of the Organization Certificate of the Trustee as now in effect.
(Exhibit 1 to T-1 to Registration Statement No. 333-6688).

Exhibit 2-	Copy of the Certificate of Authority of the Trustee to commerce business.
(Exhibit 2 to T-1 to Registration Statement No. 333-6688).

Exhibit 3-	None; authorization to exercise corporate trust powers is contained in the documents identified above as Exhibit 1 and 2.

Exhibit 4-	Copy of the existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 333-6688).

Exhibit 5-	Not applicable.

Exhibit 6-	The consent of the Trustee required by Section 321 (b) of the Trust Indenture Act of 1939.
(Exhibit 6 to T-1 to Registration Statement No. 333-27685).

Exhibit 7-	Copy of the latest Report of Condition of the Trustee as of June 30, 2010 (included herewith)

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 8th day of October, 2010.

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

By:	/s/ Warren A. Goshine
Warren A. Goshine Trust Officer

The Bank of Nova Scotia Trust Company of New York
Legal Title of Bank

New York
City

New York	10006
State	Zip Code

FDIC Certificate Number

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2010

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a.	Noninterest-bearing balances and currency and coin(1)	0081			975	1.a.
	b.	Interest-bearing balances(2)	0071		7	500	1.b.
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)	1754		7	253	2.a.
	b.	Available-for-sale securities (from Schedule RC-B, column D)	1773			0	2.b.
3.	Federal funds sold and securities purchased under agreement to resell		1350
	a.	Federal Funds sold	B987			0	3.a.
	b.	Securities purchased under agreements to resell(3)	B989			0	3.b.
4.	Loans and lease financing receivable (from Schedule RC-C):
	a.	Loans and leases held for sale	5369			0	4.a.
	b.	Loans and leases, net of unearned income	B528				4.b.
	c.	LESS: Allowance for loan and lease losses	3123				4.c.
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529			0	4.d.
5.	Trading assets (from Schedule RC-D)		3545			0	5.
6.	Premises and fixed assets (including capitalized leases)		2145			0	6.
7.	Other real estate owned (from Schedule RC-M)		2150			0	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		2130			0	8.
9.	Direct and indirect investments in real estate ventures		3656			0	9.
10.	Intangible assets:
	a.	Goodwill	3163			0	10.a.
	b.	Other intangible assets (from Schedule RC-M)	0426			0	10.b.
11.	Other assets (from Schedule RC-F)		2160			383	11.
12.	Total assets (sum of items 1 through 11)		2170		16	111	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.

SCHEDULE RC-CONTINUED

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou
LIABILITIES
13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)	2200			0	13.a.
		(1) Noninterest-bearing(1)	6631				13.a.	(1)
		(2) Interest-bearing	6636				13.a.	(2)
	b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
	a.	Federal Funds purchased(2)	B993			0	14.a.
	b.	Securities sold under agreements to purchase(3)	B995			0	14.b.
15.	Trading liabilities (from Schedule RC-D)		3548			0	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)(from Schedule RC-M)		3190			0	16.
17.	and 18. Not applicable
19.	Subordinated notes and debentures(4)		3200			0	19.
20.	Other liabilities (from Schedule RC-G)		2930			781	20.
21.	Total liabilities (sum of items 13 through 20)		2948			781	21.
22.	Not applicable
EQUITY CAPITAL

	Bank Equity Capital
23.	Perpetual preferred stock and related surplus		3838			0	23.
24.	Common stock		3230		1	000	24.
25.	Surplus (exclude all surplus related to preferred stock)		3839		10	030	25.
26.	a.	Retained earnings	3632		4	300	26.a.
	b.	Accumulated other comprehensive income(5)	B530			0	26.b.
	c.	Other equity capital components(6)	A130			0	26.c.
27.	a.	Total bank equity capital (sum of items 23 through 26.c)	3210		15	330	27.a.
	b.	Noncontrolling (minority) interests in consolidated subsidiaries	3000			0	27.b.
28.	Total equity capital (sum of items 27.a. and 27.b)		G105		15	330	28.
29.	Total liabilities and equity capital (sum of items 21 and 28)		3300		16	111	29.

Memoranda

To be reported with the March Report of Condition.

		RCON	Number
1.	Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed far the bank by independent external auditors as of any date during 2009	6724	M.1.

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report an the bank

2	=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3	=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5	=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6	=	Review of the bank’s financial statements by external auditors

7	=	Compilation of the bank’s financial statements by external auditors

8	=	Other audit procedures (excluding tax preparation work)

9	=	No external audit work

To be reported with the March Report of Condition.	RCON	MM DD
2. Bank’s fiscal year-end date	6724	M.2.

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plans.